EXHIBIT C

                             STOCKHOLDERS AGREEMENT

     This Agreement is made on _______________, 1999, by and among Adam Schild, Craig Barrie, Offshore Racing, Inc., a Florida corporation, and Winchester Holdings, L.P., a New York limited partnership (collectively the "Holders" and singularly a "Holder") and Central Manufacturing, Inc., an Alabama corporation ("Central").

     WHEREAS, the Holders beneficially own ____________ shares of Common Stock, $.001 par value (the "Common Stock"), and _______ shares of Cumulative Preferred Stock, Series A (the "Preferred Stock"), in the aggregate, of Alchemy Holdings, Inc., a Florida corporation (the "Company");

     WHEREAS, Central beneficially owns _________ shares of Common Stock and ______ shares of Preferred Stock as a result of the consummation of the merger (the "Merger") of Cigarette Boats, Inc., a Delaware corporation and wholly-owned subsidiary of the Company into Cigarette Racing Team, Inc., a Florida corporation ("Cigarette");

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders and Central agree as follows:

     1. Prohibited Transfers. None of the Holders shall sell, assign, transfer, distribute, pledge, hypothecate, mortgage or dispose of, by gift, operation of law, dissolution or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) beneficially owned by him or it except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of Common Stock and Preferred Stock of the Company beneficially owned by each of the Holders, whether presently held or hereafter acquired.

     2. Right of First Refusal on Dispositions by the Holders. If at any time any of the Holders wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by him or it pursuant to the terms of a bona fide offer received from a third party, whether in the public or private markets, he or it shall submit a written offer to sell such Shares to Central on terms and conditions, including price, not less favorable than those on which he or it proposes to sell such Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred (the "Offered Shares"), the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Within three days after receipt of the Offer, Central shall give notice to such Holder of its intent to purchase all or any portion of the Offered Shares on the same terms and conditions as set forth in the Offer and communicate in writing such election to purchase to whichever of the Holders has made the Offer, which communication shall be delivered by hand or mailed to such Holder at the address set forth in Section 6 below and shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby. Central shall have the right to transfer its right to purchase any Offered Shares or part thereof to any Qualified Transferee (as defined below); provided such transferee becomes a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Exhibit A hereto (the "Accession").

     If Central does not purchase all of the Offered Shares offered by a Holder pursuant to and within three days after receipt of the Offer, any Offered Shares not so purchased may be sold by the Holder making the Offer at any time within five days after the expiration of the aforesaid three days, but subject


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to the provisions of Section 3 below. Any such sale shall be at not less than the price and upon such other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such five-day period shall continue to be subject to this Agreement. In the event that Shares are sold to any purchaser pursuant to this Section, such Shares shall no longer be entitled to the benefits conferred by, or subject to the restrictions imposed by, this Agreement.

     For purposes of this Section 2, a Qualified Transferee shall mean any person who is an affiliate, as that term is defined in the Investment Company Act of 1940, of Central, or acquires at least 50,000 shares of Common Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events) from Central.

     3. Right of Participation by Central in Sales by Holders. If at any time any Holder wishes to sell or otherwise dispose of any Shares owned by him or it to any person (the "Purchaser") in a transaction which is subject to the provisions of Section 2 hereof, Central shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from Central at the same price per share and on the same terms and conditions as involved in such proposed sale or disposition by the Holder the same percentage of shares of Common Stock or Preferred Stock owned by Central as such sale or disposition (as proposed to be consummated) represents with respect to said shares of Common Stock or Preferred Stock then owned by whichever of the Holders is selling. Central shall notify the selling Holder of its intention to so participate as soon as practicable after its receipt of the Offer made pursuant to Section 2, and in all events within three days after its receipt thereof. In the event that Central shall elect to participate in such sale or disposition, it shall individually communicate such election to the selling Holder, which communication shall be delivered by hand or mailed to such Holder at the address set forth in Section 6 below. The Holder and/or Central shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Common Stock or Preferred Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; provided, however, that any purchase of less than all of such Common Stock or Preferred Stock by the Purchaser shall be made from each of the Holder and Central based upon a fraction, the numerator of which is the number of shares of Common Stock or Preferred Stock of the Company (assuming conversion of all shares of capital stock convertible into and/or exercisable for Common Stock or Preferred Stock) then owned by the Holder or Central, as the case may be, and the denominator of which is the aggregate number of shares of Common Stock or Preferred Stock so owned by the Holder and Central. Each selling Holder shall use his or its best efforts to obtain the agreement of the Purchaser to the participation of Central in the contemplated sale, and shall not sell any Common Stock or Preferred Stock to such Purchaser if such Purchaser declines to permit Central to participate pursuant to the terms of this Section
3. Notwithstanding anything to the contrary in the foregoing, if the Preferred Stock is convertible into Common Stock at any time any Holder of Preferred Stock wishes to sell or otherwise dispose of such Preferred Stock, Central shall have the right to sell Common Stock under this Section 3 as if such Preferred Stock had been converted into Common Stock and was being sold pursuant hereto.

     4. Permitted Transfers. Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 and 3 shall not apply to: (a) any transfer of Shares by a Holder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his immediate family; (b) any transfer of Shares by a Holder to a trust in respect of which he or it serves as trustee, provided that the trust instrument governing said trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of this Agreement; or (c) any sale of Shares in a public offering pursuant to a registration statement filed by the Company with Central's permission with the Securities and Exchange Commission. In the event of any such


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transfer, other than pursuant to subsection (c) of this Section 4, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement, and such transferee shall execute an Accession at Central's request.

     5. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate on ______________, 2015.

     6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, if to each Holder at 3131 N.E. 188th Street, Aventura, Florida 33180, and if to Central, c/o Jeffrey Friedman at 5025 Swetland Court, Richmond Heights, Ohio 44143, or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 7.

     7. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

     8. Legend. The certificates representing the Shares bear on their face a legend indicating the existence of the restrictions imposed hereby. The Holders and the Company hereby provide Central with a copy of such certificates showing the legend thereon. If at any time any Holder wishes to sell any Shares in accordance herewith and Central does not wish to exercise its rights under
Section 2 or Section 3 of this Agreement with respect to such sale, Central will provide such Holder and the transfer agent for the Company with a letter authorizing the aforesaid legend to be removed from the certificate(s) representing the Shares to be sold by such Holder as aforesaid.

     9. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

     10. Waivers and Further Agreements. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     11. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by Central and the Holders.

     12. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, and successors.

     13. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.


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     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                       CENTRAL MANUFACTURING, INC.

                                       By:______________________________________
                                       Its:_____________________________________

                                       HOLDERS:

                                       _________________________________________
                                       Adam Schild

                                       _________________________________________
                                       Craig Barrie

                                       Offshore Racing, Inc.

                                       By:______________________________________
                                       Its:_____________________________________

                                       Winchester Holdings, L.P.

                                       _______________, Managing General Partner

                                       By:______________________________________
                                       Its:_____________________________________



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                                                                       EXHIBIT A


                             INSTRUMENT OF ACCESSION


     The undersigned, ____________________, as a condition precedent to becoming the owner or holder of record of ________________________ shares of the Common Stock, par value $.001 per share or ____________ shares of the Cumulative Preferred Stock, Series A, of Alchemy Holdings, Inc., a Florida corporation (the "Company"), hereby agrees to become a party to and bound by that certain Stockholders' Agreement, dated as of ___________, 1999, by and among certain stockholders of the Company. This Instrument of Accession shall take effect and become an integral part of such Stockholders' Agreement immediately upon execution and delivery to the Company of this instrument.

     IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Ohio, as of the date below written.


                                       Signature:

                                       _________________________________________
                                       (Print Name)

                                       Address:



                                       Date:____________________________________


                                       Accepted:

                                       ALCHEMY HOLDINGS, INC.


                                       By:______________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                       Date:____________________________________